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                                                                      Exhibit 99

               AMENDMENT NO. 6 TO VARIABLE FUNDING LOAN AGREEMENT


         AMENDMENT NO. 6 TO VARIABLE FUNDING LOAN AGREEMENT (this "Amendment"), dated as of September 27, 2000, by and among MID-STATE TRUST V, as Borrower (the "Borrower"), ENTERPRISE FUNDING CORPORATION, as Lender (the "Lender"), FIRST UNION NATIONAL BANK, as Collateral Agent (the "Collateral Agent") and Bank of America, N.A., as successor by merger to NationsBank, N.A., as Administrative Agent (the "Administrative Agent").

         Capitalized terms used and not defined in this Amendment shall have the meanings given such terms in the Variable Funding Loan Agreement, dated as of March 3, 1995, among the parties hereto, as amended from time to time (as so amended, the "Loan Agreement").


                             PRELIMINARY STATEMENTS

         WHEREAS, certain of the parties hereto are party to the Loan Agreement; and

         WHEREAS, the parties hereto wish to amend the Loan Agreement, as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, in the Loan Agreement , and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO LOAN AGREEMENT. Annex A to the Loan Agreement is hereby amended by changing "$500,000,000" in the definition of "MAXIMUM NET INVESTMENT" to "$400,000,000".

         SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective on and as of the date on which (i) all parties hereto have executed this Amendment and delivered their signature pages hereto to the Administrative Agent, (ii) the Administrative Agent shall have received the Second Amended and Restated Fee Letter, dated the date hereof, in form and satisfactory to the Lender, (iii) the Lender shall have received the Endorsement to the Surety Bond issued by the Surety Provider, dated September 27, 2000 duly executed by the Surety Provider, dated the date hereof, in the form attached hereto as Exhibit A, (iv) the Administrative Agent shall have received an Amended and Restated Variable Funding Note in the form of Exhibit B attached hereto, executed by the Borrower and (v) the Administrative Agent shall have received the Extension Letter, dated as of the date hereof, by and among the Surety Provider, the Administrative Agent, the Lender, the Depositor and the Borrower.

         SECTION 3. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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         SECTION 4. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 5. AGREEMENT TO REMAIN IN FULL FORCE AND EFFECT. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement to "herein," or words of like import, and all references to the Loan Agreement in any agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

         SECTION 8. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Amendment.

         SECTION 9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 3.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Event of Default or event which, with the passage of time of the giving of notice, could result in an Event of Default.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                        MID-STATE TRUST V

                                        By:  Wilmington Trust Company, not in
                                             its individual capacity but solely
                                             as Owner Trustee


                                        By:_______________________________
                                           Name:
                                           Title:


                                        ENTERPRISE FUNDING CORPORATION


                                        By:_______________________________
                                           Name:
                                           Title:


                                        BANK OF AMERICA, N.A.,
                                        AS ADMINISTRATIVE AGENT


                                        By:_______________________________
                                           Name:
                                           Title:


                                        FIRST UNION NATIONAL BANK,
                                        AS COLLATERAL AGENT


                                        By:_______________________________
                                           Name:
                                           Title:
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Capital Markets Assurance
Corporation hereby consents to
the foregoing amendment by the
execution hereof:


CAPITAL MARKETS ASSURANCE
  CORPORATION


By:_______________________________
   Name:
   Title:

Date: